Exhibit 10.1

WELLS FARGO BANK, NATIONAL ASSOCIATION 1000 Louisiana Street, 12th Floor Houston, Texas 77002

WELLS FARGO SECURITIES, LLC

Duke Energy Center

550 South Tryon Street, 7th Floor

Charlotte, NC 28202

CONFIDENTIAL

FEBRUARY 12, 2024

Exploration and Production Services (Holdings) Limited

Expro Holdings US, Inc.

Frank’s International LP B.V.

c/o Expro Holdings UK 2 Limited, as Obligors’ Agent

2nd Floor

Davidson House

Forbury Square

Reading RG1 3EU

Attention: Quinn Fanning, Chief Financial Officer

Re:	Project Ace - Commitment Letter Up to $100 Million Incremental Facility

Ladies and Gentlemen:

Reference is made to that certain Revolving Facility Agreement, dated as of October 1, 2021, as amended, restated, supplemented or otherwise modified prior to the date hereof, including pursuant the Amendment and Restatement Agreement dated as of October 6, 2023 (the “Revolving Facility Agreement”), by and among Expro Group Holdings N.V. (the “Parent”), the companies listed therein as borrowers and guarantors (“Borrowers” and “Guarantors”) including Exploration and Production Services (Holdings) Limited, Expro Holdings US, Inc. and Frank’s International LP B.V. (collectively, the “Borrowers” or “you” and individually a “Borrower” or “you”), DNB Bank ASA, London Branch as administrative agent (in such capacity, the “Agent”) and as security agent (in such capacity, the “Security Agent”), the lenders party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo Bank”) as a mandated lead arranger and the other financial institutions party thereto from time to time in such other arranger and agent capacities. Except as expressly provided herein, capitalized terms used in this letter agreement (including the Annexes attached hereto, the “Commitment Letter”) and not defined herein shall have the meanings set forth in the Revolving Facility Agreement.

You have advised Wells Fargo Bank and Wells Fargo Securities, LLC (“Wells Fargo Securities” and, collectively with Wells Fargo Bank, the “Wells Fargo Parties” or “Commitment Parties”) that you intend to exercise the right under Clause 10 of the Revolving Facility Agreement to establish an Incremental Facility in an aggregate amount up to $100 million (the “Proposed Incremental Facility”) all as more fully described in the form of Incremental Facility Notice attached hereto as Annex A (the “Incremental Facility Notice”). You have also advised the Wells Fargo Parties that you intend to apply the proceeds of Proposed Incremental Facility to fund general corporate and working capital purposes of the Group as required under Section 3.1 of the Revolving Facility Agreement and may apply such proceeds to partially fund the acquisition of all of the equity interests of the CTL UK Holdco Limited, a company incorporated and registered in England and Wales (the “Acquired Company”) from the existing equity holders of the Acquired Company (collectively, the “Seller”) pursuant to a purchase agreement between the BP INV4 Holdco Ltd., the persons listed in the schedules attached thereto as “Management Sellers” or “Individual Sellers”, Expro Holdings UK 3 Limited and the Parent (the “Acquisition Agreement” and such acquisition, the “Acquisition”).

As used herein, the term “Transactions” means, collectively, the Acquisition, the establishment of the Proposed Incremental Facility and the initial utilization, if any, thereunder on the Closing Date and the payment of fees, commissions and expenses in connection with each of the foregoing. This letter, including the terms set forth in the Incremental Facility Notice, is hereinafter referred to as this “Commitment Letter”. The date on which Proposed Incremental Facility becomes available and on which the Acquisition is to close (with or without a utilization under the Proposed Incremental Facility) is referred to as the “Closing Date”. The date on which the Incremental Facility Notice is delivered to the Agent under the Revolving Facility Agreement with respect to the Incremental Facility is referred to as the “Delivery Date”.

1.    Commitment. Upon the terms and subject to the conditions set forth in this Commitment Letter and in the Fee Letter (as defined below), Wells Fargo Bank (in its capacity as a lender under the Proposed Incremental Facility, the “Lead Lender”) is pleased to advise you of its commitment to provide to the Borrowers $75 million of the principal amount of the Proposed Incremental Facility (the “Commitment”).

2.    Titles and Roles. Wells Fargo Securities, acting alone or through or with affiliates selected by it, will act as the sole physical bookrunner, sole global coordinator, and as sole mandated lead arranger for the Proposed Incremental Facility (in such capacity, the “Lead Arranger”). No additional agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and, other than compensation payable to the Agent as agreed to by the Borrowers and alerted to the Commitment Parties prior to the date hereof, no other compensation will be paid (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter) unless you and we shall agree in writing; provided that, the Lead Arranger will have the right, in consultation with you, to award titles to other mandated lead arrangers, bookrunners, documentation bank, or coordinator who will be lenders that provide (or whose affiliates provide) commitments under the Proposed Incremental Facility (it being further agreed that (i) each of the parties hereto shall, upon request by the Lead Arranger, execute a revised version of this Commitment Letter or an amendment or joinder hereto to reflect the commitment or commitments of any such financial institutions, (ii) Wells Fargo Securities will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the Proposed Incremental Facility and shall hold the leading role and responsibilities conventionally associated with such placement with respect to the Proposed Incremental Facility, but in coordination with the Agent with respect to all necessary financing documentation required in connection with the establishment of the Proposed Incremental Facility (“Financing Documentation”), and (iii) no such other mandated lead arrangers, bookrunners, documentation bank, or coordinator (other than the Lead Arranger) will have rights in respect of the management of the syndication of the Proposed Incremental Facility (including, without limitation, in respect of “market flex” rights under the Fee Letter, over which the Lead Arranger will have sole control).

3.    Conditions to Commitment.

(a)    The Commitment and the undertakings of the Commitment Parties hereunder are subject solely to the satisfaction of (i) the conditions set forth in the Incremental Facility Notice and (ii) the conditions set forth in the Conditions Annex attached hereto as Annex B (“Conditions Annex”). There are no other conditions, implied or otherwise, to the commitments of the Commitment Parties hereunder and their entry into the Incremental Facility Notice other than as expressly referred to in the foregoing sentence.

(b)    The Proposed Incremental Facility will be implemented as an “Incremental Facility” under and as defined in the Revolving Facility Agreement by delivery of the Incremental Facility Notice substantially in the form of Annex A attached to this Commitment Letter in accordance with Clause 10 (Establishment of Incremental Facilities) of the Revolving Facility Agreement and, if applicable for any new lender to the Revolving Facility Agreement, delivery of an “Incremental Facility Lender Certificate” as defined in and substantially in the form attached to the Revolving Facility Agreement, and the acceptance and countersigned delivery thereof by the Agent and the Security Agent.

4.    Syndication.

(a)    The Lead Arranger intends and reserves the right, both prior to and after the Closing Date but in consultation with the Borrowers as to the timing of syndication and identity and number of potential lenders to be approached, to secure commitments for the portion of the Proposed Incremental Facility represented by the Commitment (the “Underwritten Portion”) from a syndicate of banks and financial institutions (such banks and financial institutions committing to the Proposed Incremental Facility, including Wells Fargo Bank, the “Incremental Lenders”) identified on Schedule A attached hereto (the “Approved Lenders”) or such other banks or financial institutions later identified by the Lead Arranger and acceptable to you (with such consent not to be unreasonably withheld or delayed), in any case, upon the terms and subject to the conditions set forth in this Commitment Letter. At the request of the Borrowers, the Lead Arranger shall use its commercially reasonable efforts to secure commitments for the $25 million portion of the Proposed Incremental Facility not represented by the Commitment (the “Best Efforts Portion”) from Incremental Lenders upon the terms and subject to the conditions set forth in this Commitment Letter. Until the earlier of (i) the date that a Successful Syndication (as defined in the Fee Letter) is achieved and (ii) the date that is 60 days following the Closing Date (such earlier date, the “Syndication Date”), you agree to actively assist us in achieving a syndication of the Proposed Incremental Facility that is satisfactory to us and you. To assist us in our syndication efforts, you agree that you will, and will cause your representatives and non-legal advisors to: (i) provide reasonably promptly to the Commitment Parties and the other prospective Incremental Lenders upon request all information relating to the Group and the Acquired Company available to you which are reasonably deemed necessary by the Lead Arranger to assist the Lead Arranger and each prospective Incremental Lender in their evaluation of the Transactions and to complete the syndication (including, without limitation, projections prepared by your management of balance sheets, income statements and cash flow statements of the Group for the period ending on the Termination Date under the Revolving Facility Agreement), (ii) make your senior management available to prospective Incremental Lenders on reasonable prior notice and at reasonable times and places, (iii) host, with the Lead Arranger, one or more meetings and/or calls with prospective Incremental Lenders at mutually agreed times and locations, (iv) assist, and cause your affiliates and advisors to assist, the Lead Arranger in the preparation of a confidential lender presentation in form and substance substantially similar with the lender presentation prepared in connection with the A&E transaction in October 2023, (v) use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arranger benefit materially from the existing lending relationships of the Parent or any Borrower, and (vi) ensure that prior to the later of the Closing Date and Syndication Date there will be no competing issues, offerings, placements or syndications of loan or other credit facilities by or on behalf of you or your subsidiaries or the Acquired Company and its subsidiaries, being offered, placed or arranged (other than (A) the Proposed Incremental Facility, (B) loans and credits under Facility A and Facility B of the Revolving Facility Agreement, (C) loans permitted under paragraphs (b) – (o) (inclusive) of the definition of “Permitted Financial Indebtedness” under the Revolving Facility Agreement, and (D) unsecured loans and credit facilities permitted under clause (p) of such definition of “Permitted Financial Indebtedness”) without the written consent of the Lead Arranger, and (iii) the delivery of a notice by the Parent under Clause 10.1(a) of the Revolving Facility Agreement and the receipt of Offered Terms within five Business Days of such notice from the Lenders under the Revolving Facility Agreement (but, for the avoidance of doubt, not any arrangement, syndication, placement or implementation of any Incremental Facility under the Revolving Facility Agreement other than the Proposed Incremental Facility)).

(b)    The Lead Arranger and/or one or more of its affiliates will exclusively manage all aspects of the syndication of the Proposed Incremental Facility (in consultation with you and subject to your approval as provided in Section 4(a) above), including decisions as to the selection and number of prospective Incremental Lenders to be approached, when they will be approached, whose commitments will be accepted, any titles offered to the Incremental Lenders and the final allocations of the commitments and any related fees among the Incremental Lenders, and the Lead Arranger will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities. Notwithstanding anything herein to the contrary, the commitments from Incremental Lenders (other than Wells Fargo Bank) shall be applied first to the Underwritten Portion of the Proposed Incremental Facility until Successful Syndication (as defined in the Fee Letter) has occurred and then to the Best Efforts Portion of the Proposed Incremental Facility. With respect to the Underwritten Portion of the Proposed Incremental Facility, unless otherwise agreed to by you, (i) Wells Fargo Bank shall not be relieved or released from its obligations with respect thereto (including its obligation to fund such Underwritten Portion on the Closing Date if a utilisation is to occur on the Closing Date) in connection with any syndication, assignment or participation of such Underwritten Portion, until the Closing Date has occurred, and (ii) no assignment by Wells Fargo Bank shall become effective with respect to all or any portion of the Commitment until the Closing Date has occurred with or without a utilisation thereunder. Without limiting your obligations to assist with the syndication efforts as set forth herein, it is understood that the Commitment hereunder is not conditioned upon the syndication of, or receipt of commitments in respect of, the Proposed Incremental Facility and in no event shall the successful completion of the syndication of the Proposed Incremental Facility constitute a condition to the availability of the Underwritten Portion of the Proposed Incremental Facility on the Closing Date.

5.    Information.

(a)    You represent, warrant and covenant that (i) all written information and written data (other than the Projections, as defined below, other forward-looking information and information of a general economic or industry specific nature) concerning the Group, the Acquired Company and their subsidiaries, and the Transactions that has been, or will be, made available to the Commitment Parties or the prospective Incremental Lenders by you or any your respective representatives, subsidiaries or affiliates (or on your or their behalf) (the “Information”), when taken as a whole, (x) is, and in the case of Information made available after the date hereof, will be, complete and correct in all material respects and (y) does not, and in the case of Information made available after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and (ii) all financial projections concerning the Parent, the Borrowers, the Guarantors, the Acquired Company and its/their respective subsidiaries, taking into account the consummation of the Transactions, that have been or will be made available to the Commitment Parties or the prospective Incremental Lenders by you or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made available to the Commitment Parties or the prospective Incremental Lenders, it being understood that such Projections are not to be viewed as facts and that actual results may vary materially from the Projections. You agree that if, at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties contained in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations and warranties are correct in all material respects under those circumstances. We will be entitled to use and rely upon, without responsibility to verify independently, the Information and the Projections. You acknowledge that we may share with any of our affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Commitment Parties, any information related to you, the Acquired Company, or any of your subsidiaries or affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby.

(b)    You acknowledge that the Commitment Parties will make available, on your behalf, the Information, Projections and other marketing materials and presentations, including the lender presentation (collectively, the “Informational Materials”), to the prospective Incremental Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”). Before distribution of any Informational Materials to prospective Incremental Lenders, you shall provide us with a customary letter authorizing the dissemination of the Informational Materials and confirming the accuracy and completeness in all material respects of the information contained therein. None of the Commitment Parties are responsible for any determination as to whether any information provided or to be provided to any prospective Incremental Lenders is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

(c)    You hereby authorize the Lead Arranger to download copies of your trademark logos from your websites and post copies thereof on the SyndTrak site or similar workspace established by the Lead Arranger to syndicate the Proposed Incremental Facility and use the logos on any presentations and other marketing materials prepared in connection with the syndication of the Proposed Incremental Facility or in any advertisements that we may place after the closing of the Proposed Incremental Facility in financial and other newspapers, journals, the World Wide Web, home page or otherwise, at our own expense describing its services to the Borrowers hereunder.

6.    Fees. As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to cause to be paid the nonrefundable fees described in the letter dated the date hereof and delivered herewith (the “Fee Letter”) on the terms and subject to the conditions set forth therein. For the avoidance of doubt, no fees shall be payable unless Closing Date occurs.

7.    Expenses. The Borrowers agree to reimburse each of the Commitment Parties and their respective affiliates, from time to time on demand, for all reasonable out-of-pocket costs and expenses of the Commitment Parties and their respective affiliates, including, without limitation, reasonable legal fees and expenses, due diligence expenses and all printing, reproduction, document delivery, travel, CUSIP, SyndTrak, and communication costs, incurred in connection with the syndication and execution of the Proposed Incremental Facility and the preparation, review, negotiation, execution, delivery and enforcement of this Commitment Letter, the Fee Letter, the Financing Documentation and any security arrangements in connection therewith regardless of whether the Delivery Date or the Closing Date occurs.

8.    Indemnification.

(a)    Whether or not the Delivery Date or the Closing Date occurs, the Borrowers shall within 10 Business Days of demand indemnify each Indemnified Person (as defined below) against any cost, expense, loss or liability (including without limitation reasonable legal fees) incurred by or awarded against that Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding commenced or threatened (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights) in relation to: (i) the use of the proceeds of the Proposed Incremental Facility; (ii) any Commitment Document (as defined below) or any Financing Documentation; and/or (iii) the arranging (including, but not limited to, the syndication) of the Proposed Incremental Facility. The Borrowers will not be liable under the indemnity set forth above in this Section 8 for any cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against an Indemnified Person if that cost, expense, loss or liability results directly from any breach by that Indemnified Person of any Commitment Document or any Financing Documentation which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that Indemnified Person. For the purposes of this Section 8: "Indemnified Person" means Wells Fargo Bank, Wells Fargo Securities, each Incremental Lender, in each case, any of their respective Affiliates and each of their (or their respective Affiliates') respective directors, officers, employees and agents.

(b)    No Commitment Party shall have any duty or obligation, whether as fiduciary for any Indemnified Person or otherwise, to recover any payment made or required to be made under Section 8.

(c)    Each Borrower represents to the Commitment Parties and agrees that: (i) it is acting for its own account and it has made its own independent decisions to enter into the transaction contemplated in the Commitment Documents and as to whether such transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary; (ii) it is not relying on any communication (written or oral) from any or all of the Commitment Parties as investment advice or as a recommendation to enter into such transaction, it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction; (iii) no communication (written or oral) received from any or all of the Commitment Parties shall be deemed to be an assurance or guarantee as to the expected results of such transaction; (iv) it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of such transaction; (v) it is also capable of assuming, and assumes, the risks of such transaction; and (vi) no Commitment Party is acting as a fiduciary for or as an adviser to it in connection with the Transaction (other than as Financial Advisor as described in Section 12 below).

(d)    Each Borrower agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any Borrower or any of its Affiliates for or in connection with anything referred to in this Section 8 above except, following the Borrowers’ execution and delivery of the Commitment Documents, for any such cost, expense, loss or liability incurred by the Borrowers that results directly from any breach by that Indemnified Person of any Commitment Document or any Financing Documentation which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that Indemnified Person.

(e)    The Contracts (Rights of Third Parties) Act 1999 shall apply to this Section 8 but only for the benefit of the other Indemnified Persons, subject always to the terms of Section 15 and 16 below.

9.    Exculpation and Consequential Damages. Without limiting the generality of Section 8, the Commitment Parties, their respective affiliates and each of their and their affiliates’ directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (such persons, collectively, the “Commitment Party Related Parties”) shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to your affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby. Neither you nor any of the Commitment Party Related Party will be liable for any indirect, consequential, special or punitive damages in connection with this Commitment Letter, the Fee Letter, the Financing Documentation or any other element of the Transactions; provided that, the foregoing shall not limit or relieve any of your obligations under the foregoing paragraph 8 as to any indirect, consequential, special or punitive damages asserted against an Indemnified Party by a third party. No Commitment Party Related Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means.

10.    Confidentiality.

(a)    This Commitment Letter and the Fee Letter (collectively, the “Commitment Documents”) and the existence and contents hereof and thereof shall be confidential and may not be disclosed, directly or indirectly, by you in whole or in part to any person without our prior written consent, except for (i) the disclosure of the Commitment Documents on a confidential basis to your respective directors, officers, employees, accountants, attorneys and other professional advisors who have been advised of your obligation to maintain the confidentiality of the Commitment Documents for the purpose of evaluating, negotiating or entering into the Transactions, (ii) the disclosure of the Commitment Documents pursuant to the order of any court or administrative agency or in any judicial or administrative proceeding or as otherwise required by law or regulation (in which case you shall use reasonable efforts to promptly notify us in advance, to the extent practicable and permitted by law), (iii) the disclosure of this Commitment Letter, but not the Fee Letter, to or as required by any supervisory or listing authority, the Securities and Exchange Commission or other regulatory or listing authorities and stock exchanges, (iv) for purposes of establishing a “due diligence” defense, and (v) in connection with the exercise of any remedies hereunder, any action or proceeding relating to the Commitment Documents or the enforcement of rights thereunder. In connection with any disclosure by you to any third party as set forth above (except as set forth in clause (ii) and clause (iii) above), you shall notify such third party of the confidential nature of the Commitment Documents and agree to be responsible for any failure by any third party to whom you disclosed the Commitment Documents or any portion thereof to maintain the confidentiality of the Commitment Documents or any portion thereof.

(b)    The Commitment Parties shall use all confidential information provided to it by or on behalf of you or your affiliates in the course of the Transactions (including, without limitation, the Commitment Documents, the Information, the Projections and the Informational Materials) solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat all such information as confidential; provided that nothing herein shall prevent the Commitment Parties or their respective affiliates from disclosing any such information, (i) to any Incremental Lenders or participants or prospective Incremental Lenders or prospective participants (provided that any such disclosure shall be made subject to the acknowledgment and acceptance by such Incremental Lender or participant or prospective Incremental Lender or prospective participant that such information is being disseminated on a confidential basis (and they shall agree to be bound to substantially the same terms as are set forth in this paragraph or as are otherwise reasonably acceptable to you and us, including as agreed in any informational memoranda or other marketing materials) in accordance with the standard syndication processes of the Commitment Parties or customary market standard for dissemination of such type of information), (ii) pursuant to the order of any court or administrative agency or in any judicial or administrative proceeding or as otherwise required by law or compulsory legal process (in which case the applicable Commitment Party shall use commercially reasonable efforts to promptly notify you, in advance, to the extent practicable and permitted by law), (iii) upon the request or demand of any regulatory authority having jurisdiction over any of the Commitment Parties (in which case the applicable Commitment Party shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent practicable and permitted by law), (iv) to their respective affiliates involved in the Transactions and their and their affiliates’ respective directors, officers, employees, accountants, attorneys, agents and other professional advisors (collectively, “Representatives”) on a need-to-know basis who are informed of the confidential nature of such information, (v) to the extent that such information is independently developed by the Commitment Parties, so long as the Commitment Parties have not otherwise breached their confidentiality obligations hereunder and have not developed such information based on information received from a third party that to their knowledge has breached confidentiality obligations owing to you, (vi) to the extent any such information becomes publicly available other than by reason of disclosure by us in breach of this provision, (vii) to the extent that such information is received by a Commitment Party or any or its affiliates from a third party that is not to its knowledge subject to confidentiality obligations to you or your affiliates, (viii) for purposes of establishing a “due diligence” defense, (ix) in connection with the exercise of any remedies hereunder, any action or proceeding relating to the Commitment Documents or the enforcement of rights thereunder, or (x) with your prior written consent. The provisions of this paragraph with respect to the Commitment Parties and their respective affiliates shall automatically terminate on the earlier of (x) one year following the date of this Commitment Letter and (y) the execution of the Incremental Facility Notice (in which case, the confidentiality provisions in the Financing Documentation shall supersede the provisions of this paragraph (b)). The terms of this paragraph (b) shall supersede all prior confidentiality or non-disclosure agreements and understandings between you and the Commitment Parties relating to the Transactions.

(c)    The Commitment Parties shall be permitted to use information related to the syndication and arrangement of the Proposed Incremental Facility in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions reasonably requested by you. Prior to the Closing Date, the Commitment Parties shall have the right to review and approve any public announcement or public filing made by you or your respective representatives relating to the Proposed Incremental Facility or to any of the Commitment Parties or any of their respective affiliates in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

11.    PATRIOT Act Notification. The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of them is required to obtain, verify and record information that identifies you and any additional borrowers and guarantors under the Proposed Incremental Facility, which information includes your and their respective names, addresses, tax identification numbers and other information that will allow the Commitment Parties and the other prospective Incremental Lenders to identify you and such other parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the prospective Incremental Lenders.

12.    Other Services.

(a)    Nothing contained herein shall limit or preclude the Commitment Parties or any of their respective affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Seller, the Acquired Company or any of your or their respective affiliates, or any other party that may have interests different than or adverse to such parties.

(b)    You acknowledge that the Commitment Parties and their affiliates (the term “Commitment Parties” as used in this Section 12 being understood to include such affiliates) (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities and persons with which you, the Seller, the Acquired Company or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons, and (iii) have no obligation in connection with the Transactions to use, or to furnish to you, the Seller, the Acquired Company or any of your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons.

(c)    In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Proposed Incremental Facility and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) other than as described in Section 12(d) below, in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for you, the Acquired Company or any of your or their respective management, affiliates, equity holders, directors, officers, employees, creditors or any other party, (iii) other than as described in Section 12(d) below, no Commitment Party nor any affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates or the Acquired Company or its affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party or any of their respective affiliates with respect to any breach or alleged breach of agency, fiduciary duty or conflict of interest.

(d)    Wells Fargo Securities or one of its affiliates has been retained as the buy-side financial advisor (in such capacity, the “Financial Advisor”) to the Parent or any affiliate thereof in connection with the Acquisition. Each of the parties hereto agree to any such retention, and further agree not to assert any claim any such party might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Financial Advisor, and, on the other hand, the Commitment Parties’ respective relationship with you as described and referred to herein.

13.    Acceptance/Expiration of Commitments.

(a)    This Commitment Letter and the Commitment of Wells Fargo Bank and the undertakings of Wells Fargo Securities set forth herein shall automatically terminate at 5:00 p.m. (New York City Time) on February 22, 2024 (the “Acceptance Deadline”), without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letter shall have been delivered to the Lead Arranger by such time to the attention of Kevin Scotto of Wells Fargo Securities at kevin.scotto@wellsfargo.com.

(b)    In the event this Commitment Letter and the Fee Letter are accepted by you as provided above, the commitments and agreements of Wells Fargo Bank and the undertakings of Wells Fargo Securities set forth herein will automatically terminate without further action or notice upon the earliest to occur of (i) the consummation of the Acquisition (with or without the use of the Proposed Incremental Facility), (ii) the date on which you confirm in writing to the Commitment Parties that your offer to acquire the Acquired Company is withdrawn and/or the termination of the Acquisition Agreement, and (iii) 5:00 p.m. (New York City Time) on the 5th Business Day after August 31, 2024.

14.    Survival. The sections of this Commitment Documents relating to “Expenses”, “Indemnification”, “Exculpation and Consequential Damages”, “Confidentiality”, “Other Services”, “Survival”, “Governing Law” and “Miscellaneous” shall survive any termination or expiration of this Commitment Letter, the commitments of the Commitment Parties or the undertakings of Wells Fargo Securities set forth herein (regardless of whether definitive Financing Documentation is executed and delivered), and the sections relating to “Syndication” and “Information” shall survive until the Syndication Date.

15.    Governing Law. The Commitment Documents and all claims, disputes and proceedings and any non-contractual obligations arising out of or in connection with any of them are governed by English law. Each party submits to the exclusive jurisdiction of the English courts for resolution of any dispute or proceedings arising out of or in connection with the Commitment Documents (including any dispute relating to non-contractual obligations arising out of or in connection with any Commitment Document).

16.    Miscellaneous. This Commitment Letter and the Fee Letter embody the entire agreement and understanding among the Commitment Parties and their respective affiliates and you and your affiliates with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof or thereof. No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or the Fee Letter. This Commitment Letter and the Fee Letter shall not be assignable by any party hereto without the prior written consent of the other parties, and any purported assignment without such consent shall be void. This Commitment Letter and the Fee Letter are not intended to benefit or create any rights in favor of any person other than the parties hereto, the prospective Incremental Lenders and, with respect to Section 8, each Indemnified Person and with respect to Section 9, each Commitment Party Related Party. Except as stated in the foregoing sentence, the terms of this letter may be enforced or relied on only by a party to it or such party’s successors or permitted assigns and the terms of the Contracts (Rights of Third Parties) Act 1999 are excluded. Notwithstanding the rights of any Indemnified Person, this letter may at any time be amended, waived, rescinded or terminated by the parties hereto without the consent of any person who is not a party hereto. This Commitment Letter and the Fee Letter may be executed in separate counterparts with the same effect as if all signatory parties had signed the same document, all of which taken together shall together be considered one and the same agreement. The execution and delivery of this Commitment Letter and the Fee Letter shall be deemed to include electronic signatures on electronic platforms approved by the Lead Arranger, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such electronic signature shall be promptly followed by the original thereof. This Commitment Letter and the Fee Letter may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties, and shall remain in full force and effect and not be superseded by any other documentation unless such other documentation is signed by each of the parties hereto and expressly states that this Commitment Letter or the Fee Letter, as applicable, is superseded thereby.

[Signature Pages Follow]

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Lead Arranger, together with executed counterparts of the Fee Letter, by no later than the Acceptance Deadline.

Sincerely, WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/Michael Janak
Name: Michael Janak Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Kevin J. Scotto
Name: Kevin J. Scotto Title: Managing Director

Expro Holdings -Incremental Facility
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Agreed to and accepted as of the date first

above written:

EXPLORATION AND PRODUCTION SERVICES (HOLDINGS) LIMITED

By:	/s/ John McAlister
Name: John McAlister Title: Director

EXPRO HOLDINGS US, INC.

By:	/s/John McAlister
Name: John McAlister Title: Director / Authorised Signatory

FRANK’S INTERNATIONAL LP B.V.

By:	/s/Alistair Geddes
Name: Alistair Geddes Title: On behalf of Frank’s International Management B.V. (as one of the directors of Frank’s International L.P. B.V.)

EXPRO HOLDINGS UK 2 LIMITED

By:	/s/ John McAlister
Name: John McAlister Title: Director

Parent Acknowledgment and Consent

The Parent hereby consents to the assignment by Wells Fargo Bank as an Incremental Lender of its Commitment, and the rights and obligations with respect thereto, under the Proposed Incremental Facility to any Approved Lender after the Closing Date in order to achieve Successful Syndication.

EXPRO GROUP HOLDINGS N.V.

By:	/s/ John McAlister
Name: John McAlister Title: Authorised Signatory

Expro Holdings -Incremental Facility
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